UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2011 (May 24, 2011)

MARTHA STEWART LIVING OMNIMEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-15395	52-2187059
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 West 26th Street New York, NY	10001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 827-8000

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As announced by Martha Stewart Living Omnimedia, Inc. (the “Company”), Lisa Gersh agreed on May 24, 2011 to join the Company as its President and Chief Operating Officer. Her employment is expected to begin on June 6, 2011.
Ms. Gersh, age 52, was President, Strategic Initiatives, of NBC Universal from 2007 until January 2011. She was also Managing Director of The Weather Channel Companies from 2008 until 2011 and CEO from February until August 2009. Ms. Gersh was a co-founder of Oxygen Media and served as its President and Chief Operating Officer from 1998 until 2007 when it was acquired by NBC Universal.
There is no family relationship between Ms. Gersh and any director or executive officer and, outside of her proposed employment relationship, she is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.
The Company has entered into an employment agreement with Ms. Gersh pursuant to which her employment commences June 6, 2011 and continues for four years to June 6, 2015 (unless earlier terminated as a result of Ms. Gersh’s death or “disability,” by the Company with or without “cause” or by Ms. Gersh for “good reason,” each as defined in the agreement). Under the agreement, Ms. Gersh will initially serve as President and Chief Operating Officer, reporting to the Principal Executive Officer, until a date to be designated by the Board of Directors of the Company (the “Board”), but no later than January 1, 2012, when she will begin to report directly to the Board. The agreement also provides that effective on a date to be designated by the Board, which date is anticipated to be no later than June 30, 2012, Ms. Gersh will be promoted to Chief Executive Officer. The agreement further provides for Ms. Gersh’s appointment to the Board at the first Board meeting after June 6, 2011 and for her nomination as a director in connection with each annual meeting of the Company’s stockholders during the term of the agreement.
The agreement has the following principal economic terms:
•	An annual base salary of $750,000 ($850,000 upon her promotion to Chief Executive Officer), subject to increase (but not decrease) in the discretion of the Compensation Committee of the Board;

•	An annual target bonus of 100% of base salary, with a minimum bonus of 0% of base salary and a maximum bonus of 150% of base salary, based on the achievement of goals established by the Compensation Committee for each calendar year, pro-rated for the days of employment in 2011 and 2015 (with the bonus for 2011 based on achievement of the adjusted earnings before interest, taxes, depreciation and amortization target established earlier by the Compensation Committee (without any one-time restructuring charges), which 2011 bonus will be no less than $200,000);

•	The June 6, 2011 grant of an option to purchase 300,000 shares of the Company’s Class A common stock, with an exercise price per share equal to the closing price of the Class A common stock on the New York Stock Exchange on that date, which option will vest as to 100,000 of the shares on each of June 6, 2013, June 6, 2014 and June 6, 2015;

•	The June 6, 2011 grant of options to purchase 400,000 shares of the Company’s Class A common stock, an option for 100,000 shares of which will have an exercise price of $6 per share and shall vest only at such time as the trailing average closing price of the Class A common stock during any 30 consecutive trading days during the term of the employment agreement has been at least $6, an option for 100,000 shares of which will have an exercise price of $8 per share and shall vest only at such time as the trailing average closing price of the Class A common stock during any 30 consecutive trading days during the term of the employment agreement has been at least $8, an option for 100,000 shares of which will have an exercise price of $10 per share and shall vest only at such time as the trailing average closing price of the Class A common stock during any 30 consecutive trading days during the term of the employment agreement has been at least $10, and an option for 100,000 shares of which will have an exercise price of $12 per share and shall vest only at such time as the trailing average closing price of the Class A common stock during any 30 consecutive trading days during the term of the employment agreement has been at least $12 (provided in each case that such exercise price is greater than the closing price of a share of Class A common stock on the New York Stock Exchange on June 6, 2011, otherwise it will be such closing price);

•	The June 6, 2011 grant of 200,000 restricted stock units representing the right to receive 200,000 shares of the Company’s Class A common stock, which restricted stock units will vest as to 66,667 of the shares on each of June 6, 2013 and June 6, 2014, and as to 66,666 of the shares on June 6, 2015;

•	The June 6, 2011 grant of 200,000 restricted stock units representing the right to receive 200,000 shares of the Company’s Class A common stock, which restricted stock units will vest as to 50,000 of the shares at such time as the trailing average closing price of the Class A common stock during any 30 consecutive trading days during the term of the employment agreement has been at least $6, as to an additional 50,000 of the shares at such time as the trailing average closing price of the Class A common stock during any 30 consecutive trading days during the term of the employment agreement has been at least $8, as to an additional 50,000 of the shares at such time as the trailing average closing price of the Class A common stock during any 30 consecutive trading days during the term of the employment agreement has been at least $10, and as to the final 50,000 of the shares at such time as the trailing average closing price of the Class A common stock during any 30 consecutive trading days during the term of the employment agreement has been at least $12;

•	The June 6, 2012 (or as soon as practicable thereafter) grant of an option to purchase 200,000 shares of the Company’s Class A common stock, with an exercise price per share equal to the closing price of the Class A common stock on the New York Stock Exchange on the date of grant date, which option will vest in approximately equal tranches on each of June 6, 2013, June 6, 2014 and June 6, 2015;

•	The June 6, 2012 (or as soon as practicable thereafter) grant of no less than 75,000 restricted stock units representing the right to receive 75,000 shares of the Company’s Class A common stock, which restricted stock units will vest in equal tranches on each of June 6, 2013, June 6, 2014 and June 6, 2015;

•	Eligibility for consideration by the Compensation Committee for participation in the annual stock incentive program or other incentive program provided for similarly situated senior executives;

•	Participation in employee benefit plans, policies, programs and arrangements provided generally to similarly situated employees of the Company;

•	Reimbursement of all reasonable business expenses in accordance with Company policies relating to such expenses;

•	If the Company terminates Ms. Gersh without “cause” or she resigns for “good reason,” a pro-rated bonus (so long as her targets have been met and bonuses are paid generally to similarly situated executives);

•	If the Company terminates Ms. Gersh without “cause” or she resigns for “good reason” before June 6, 2012 and before a “change in control” (as defined in the agreement) of the Company occurs, in addition to the pro-rated bonus, a lump sum cash payment equal to 12 months’ base salary and continued medical coverage at active employee rates for six months (unless earlier eligible to receive subsequent employer-provided coverage), subject to her execution of a mutually satisfactory release and compliance with the covenants described below;

•	If the Company terminates Ms. Gersh without “cause” or she resigns for “good reason” on or after June 6, 2012 and before a “change in control” of the Company occurs, in addition to the pro-rated bonus, a lump sum cash payment equal to 12 months’ base salary, plus an additional up to six months base salary paid in the form of salary continuation commencing the first anniversary of termination (which six-months’ payment is subject to offset for cash compensation from employment during the 18-month period) and continued medical coverage at active employee rates for eighteen months (unless earlier eligible to receive subsequent employer-provided coverage or the coverage would extend beyond June 6, 2015), as well as the vesting of the portion of the outstanding unvested options and restricted stock units granted on June 6, 2011 and June 6, 2012 (other than those tied to the trailing average price of the Company’s Class A common stock) that would otherwise have vested within 12 months of the date of termination, subject to her execution of a mutually satisfactory release and compliance with the covenants described below; and

•	If the Company terminates Ms. Gersh without “cause” or she resigns for “good reason” on or after a “change in control” of the Company occurs, in addition to the pro-rated bonus, a lump sum cash payment equal to 12 months’ base salary, plus an additional up to six months base salary paid in the form of salary continuation commencing the first anniversary of termination (which six-months’ payment is subject to offset for cash compensation from employment during the 18-month period) and continued medical coverage at active employee rates for eighteen months (unless earlier eligible to receive subsequent employer-provided coverage or the coverage would extend beyond June 6, 2015), as well as the vesting of the portion of the outstanding unvested options and restricted stock units granted on June 6, 2011 and June 6, 2012 (other than those tied to the trailing average price of the Company’s Class A common stock) that would otherwise have vested within 24 months of the date of termination, subject to her execution of a mutually satisfactory release and compliance with the covenants described below.
The agreement contains customary confidentiality, non-competition, non-solicitation, non-disparagement and indemnification provisions. Under the agreement, Ms. Gersh cannot compete with the Company for a 12-month period if her employment terminates before June 6, 2012 or for an 18-month period if her employment terminates thereafter, unless the agreement expires in accordance with its term. The non-solicitation covenant extends for 18 months after termination. The agreement further provides for the Company’s execution of an indemnification agreement with Ms. Gersh at such time as she is elected a director.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARTHA STEWART LIVING OMNIMEDIA, INC.
Date: May 31, 2011	By:	/s/ Peter Hurwitz
Executive Vice President and General
Counsel

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